Exhibit 10.16

Deposit Agreement

This Deposit Agreement (Agreement) is made as of May 15, 2000, between: The Federal Home Loan Bank of Topeka (Bank) and Security Life of Denver Insurance Company (Institution), which has its principal office at 1290 Broadway, Denver, CO 80203

WHEREAS, the Institution desires to open one or more deposit accounts with the Bank and the Bank is willing to open such an account or accounts for the Institution upon the terms and conditions herein set forth;

NOW, THEREFORE, the Institution and the Bank agree as follows:

1.	The Bank agrees to open one or more deposit accounts for the Institution, from time to time, upon the request of the Institution. All accounts established hereunder shall be subject to and governed by the Rules and Regulations Governing Deposit Accounts, as the same shall be adopted by the Bank from time to time (Rules and Regulations). The Institution acknowledges receipt of a copy of the Rules and Regulations as in effect on the date hereof. Any changes in the Rules and Regulations shall be effective as to the Institution ten (10) days after the Bank mails a copy of such changes to the Institution at the address as listed below or such other address as the Institution shall provide to the Bank in writing, or the effective date of the Rules and Regulations, whichever is later.

2.	The Institution agrees to pay, in the manner prescribed in the Rules and Regulations, the Bank’s customary charges with respect to any accounts established hereunder.

3.	If the Institution has entered into (or shall hereafter enter into) an Advance, Pledge and Security Agreement (Advance Agreement) with the Bank, the Institution hereby grants to the Bank a lien on and security interest in any credits, deposits and monies in the accounts of the Institution maintained by the Bank upon the terms and conditions set forth in the Advance Agreement, to secure the repayment of any and all indebtedness of the Institution to the Bank under the Advance Agreement or otherwise, and the Institution agrees further that upon maturity of any indebtedness owed to the Bank by the Institution, either by its terms or by acceleration, the Bank may, in its sole discretion and without limiting any other rights and remedies and without notice, setoff and apply any sums then on deposit to the payment of any such indebtedness.

IN WITNESS WHEREOF, the Institution and the Bank have caused this Agreement to be signed in their names by their duly authorized officers.

Institution:

Date: May 15, 2000		Security Life of Denver Insurance Company
Name of Institution

1290 Broadway, Denver, CO 80203
Address

		By:	/s/ Gregory McGreevy
Authorized Signature

Gregory McGreevy, President, ING
Typed Name and Title Institutional Markets

Attest:	/s/ Eric Banta

Eric Banta
Assistant-Secretary

Federal Home Loan Bank of Topeka 2 Townsite Plaza P.O. Box 176 Topeka, KS 66601-0176

Date: June 28, 2000		By:	/s/ Sonia Betsworth
Authorized Signature

Sonia Betsworth, SVP
Typed Name and Title

Attest:	/s/ Tad Kramar

Tad Kramar, Ass’t. Secretary
Secretary